UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: December 19, 2022
(Date of earliest event reported: December 15, 2022)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11178	Revlon, Inc. Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662955

33-59650	Revlon Consumer Products Corporation Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662953

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REVRQ	*
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

* Revlon, Inc.’s Class A Common Stock began trading exclusively on the over-the-counter market on October 21, 2022 under the symbol REVRQ.

Revlon, Inc.	Emerging Growth Company
☐
Revlon Consumer Products Corporation	☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

As previously disclosed, on June 15, 2022 (the “Petition Date”), Revlon, Inc. (“Revlon”) and certain subsidiaries, including Revlon Consumer Products Corporation (“Products Corporation” and together with Revlon, the “Company”) (the chapter 11 filing entities collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases (the “Chapter 11 Cases”) are being administered under the caption In re Revlon, Inc., et al. (Case No. 22-10760 (DSJ)).The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On December 19, 2022 (the “Agreement Effective Date”), Revlon, Products Corporation, and certain of Revlon’s direct and indirect subsidiaries (collectively, the “Company Parties”) entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with certain of the Company’s prepetition lenders under the previously disclosed 2020 BrandCo Credit Agreement (the “Consenting BrandCo Lenders”), and the Official Committee of Unsecured Creditors in the Debtors’ Chapter 11 Cases (together with the Consenting BrandCo Lenders, the “Consenting Creditor Parties” and, together with the Company Parties and the Consenting BrandCo Lenders, the “RSA Parties”).  Capitalized terms not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the RSA, the Consenting Creditor Parties have agreed, subject to certain terms and conditions, to support a restructuring (the “Restructuring”) of the existing corporate debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to a chapter 11 plan of reorganization (the “Plan”) to be filed on the docket of the Chapter 11 Cases. The Plan will be implemented in accordance with the restructuring term sheet attached to, and incorporated into, the RSA (the “Term Sheet”) (such transactions described in, and in accordance with the RSA, including the Term Sheet, the “Restructuring Transactions”).

Pursuant to the RSA and Plan, the Company Parties may seek to consummate the Restructuring pursuant to either an equitization restructuring or an alternative sale transaction that would repay, in full in cash, all 2020 Term B-1 Loan Claims and 2020 Term B-2 Loan Claims. The baseline restructuring transaction is the equitization restructuring (the “Equitization Restructuring”) that provides for the treatment for each class of Claims and Interests as follows:

•	Filo ABL Claims. FILO ABL Claims will be paid in full in cash;

•
OpCo Term Loan Claims.  Each Holder of OpCo Term Loan Claims (2016 Term Loan Claims and 2020 Term Loan Claims against the OpCo Debtors) shall receive its pro rata share of 50% of (a) the New Common Stock, subject to dilution by any New Common Stock issued in connection with the Equity Rights Offering and any MIP Awards and (b) the Equity Subscription Rights;

•
BrandCo First Lien Guaranty Claims.  Each Holder of BrandCo First Lien Guaranty Claims shall receive, either (a) a principal amount of First Lien Take-Back Term Loans equal to such Holder’s Allowed BrandCo First Lien Guaranty Claim less the value of the distributions received on account of such Holder’s OpCo Term Loan Claim or (b) an amount of cash equal to the principal amount of First Lien Take-Back Term Loans that otherwise would have been distributable to such Holder under clause (a);

•
BrandCo Second Lien Guaranty Claims.  Each Holder of BrandCo Second Lien Guaranty Claims shall receive, (a) either (i) such Holder’s Pro Rata share of a principal amount of First Lien Take-Back Term Loans equal to the total First Lien Take-Back Facility less the aggregate principal amount of First Lien Take-Back Facility Loans distributed on account of BrandCo First Lien Guaranty Claims or (ii) an amount of cash equal to the principal amount of First Lien Take-Back Term Loans that otherwise would have been distributable to such Holder under clause (a)(i), and (b) such Holder’s Pro Rata share of 50% of (i) the New Common Stock, subject to dilution by any New Common Stock issued through the exercise of the New Warrants or in connection with the Equity Rights Offering and any MIP Awards and (ii) the Equity Subscription Rights;

•
BrandCo Third Lien Guaranty Claims.  Holders of BrandCo Third Lien Guaranty Claims shall receive no recovery or distribution on account of such Claims, and on the Effective Date, all BrandCo Third Lien Guaranty Claims will be canceled, released, extinguished, and discharged, and will be of no further force or effect;

•	Unsecured Notes Claims. Each Holder of Unsecured Notes Claims shall receive:

•	if the class of Unsecured Notes Claims votes to accept the Plan, each Holder’s Pro Rata share of the New Warrants; or

•
if the class of Unsecured Notes Claims votes to reject the Plan, no recovery or distribution on account of such Claims, and on the Effective Date, all Unsecured Notes Claims will be canceled, released, extinguished, and discharged, and will be of no further force or effect; provided that each Holder of an Unsecured Notes Claim that (a) votes to accept the Plan on account of its Unsecured Notes Claim, and (b) does not, directly or indirectly, object to, or otherwise impede, delay, or interfere with, solicitation, acceptance, Confirmation, or Consummation of the Plan (the “Consenting Unsecured Noteholders”) may receive 50% of such Holder’s Pro Rata share of the New Warrants; provided, further, that if the Bankruptcy Court finds that such recovery is improper, there shall be no such distribution to Consenting Unsecured Noteholders under the Plan;

•	General Unsecured Claims. Subject to certain procedures for Talc Personal Injury Claims as set forth in the RSA, each Holder of Allowed General Unsecured Claims shall receive:

•
if the Class in which such Holder’s Claim is classified votes to accept the Plan, its Pro Rata share of (a) the amount of the $44 million settlement allocated to such Class and any Retained Preference Action Net Proceeds allocated to such Class, plus (b) for the Class of Other General Unsecured Claims, the GUC Settlement Top Up Amount; or

•
if the Class in which such Holder’s Claim is classified votes to reject the Plan, Holders of General Unsecured Claims in such Class shall receive no recovery or distribution on account of such Claims, and on the Effective Date, all such General Unsecured Claims will be canceled, released, extinguished, and discharged, and will be of no further force or effect;

•	Qualified Pensions. Qualified pension plans will be reinstated; and

•
Interests in Revlon.  Interests in Revlon shall receive no recovery or distribution on account of such Interests, and on the Effective Date, all Interests in Revlon will be canceled, released, extinguished, and discharged, and will be of no further force or effect.

As part of the Equitization Restructuring, the Company Parties will conduct an Equity Rights Offering available to Holders of OpCo Term Loan Claims and BrandCo Second Lien Guaranty Claims to raise up to $650 million in cash from the offer and sale of New Common Stock. The New Common Stock issued in the Equity Rights Offering will dilute the New Common Stock distributed to Holders of OpCo Term Loan Claims and BrandCo Second Lien Guaranty Claims on account of such Claims. The Equity Rights Offering will be fully backstopped by certain Equity Commitment Parties, and a portion of the Equity Rights Offering will be reserved for the Equity Commitment Parties.

Pursuant to the RSA, the Company Parties will continue their marketing process to determine whether an Acceptable Alternative Transaction is available in the form of a sale of the Company’s assets. If the Company Parties effectuate an Acceptable Alternative Transaction, the alternative transaction must, among other things, provide for equivalent or greater recoveries for each Class of Claims as compared with those provided under the Equitization Restructuring and, unless otherwise agreed by the Required Consenting BrandCo Lenders, the payment in full in cash of all 2020 Term B-1 Loan Claims and 2020 Term B-2 Loan Claims.

The RSA further provides that the Debtors shall achieve certain future milestones (unless extended or waived in writing), including:

•	No later than December 22, 2022, the Debtors shall file with the Bankruptcy Court: (a) the Plan; and (b) the Disclosure Statement;

•	No later than February 6, 2023, the Bankruptcy Court shall have entered an order approving the Disclosure Statement;

•
No later than February 14, 2023, the Bankruptcy Court shall have entered an order approving the Backstop Motion (provided that, if the Consenting BrandCo Lenders have not entered into the Backstop Commitment Agreement by January 17, 2023, the date the Bankruptcy Court shall have entered an order approving the Backstop Motion shall be automatically extended by the number of additional days that the Consenting BrandCo Lenders take to enter into the Backstop Commitment Agreement beyond January 17, 2023);

•	No later than February 20, 2023, the Debtors shall have commenced the solicitation of votes to accept or reject the Plan;

•	No later than April 3, 2023, the Bankruptcy Court shall have entered an order confirming the Plan; and

•	No later than April 17, 2023, the effective date of the Plan shall have occurred.

In accordance with the RSA, the Company Parties agreed, among other things, to: (a) support and take all steps reasonably necessary to consummate the Restructuring Transactions in accordance with the RSA; (b) to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Restructuring Transactions, (i) take all steps reasonably necessary and desirable to address any such impediment, and (ii) negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment; (c) use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third-party approvals for the Restructuring Transactions; (d) negotiate in good faith and use commercially reasonable efforts to take all steps reasonably necessary to (i) consummate the Restructuring Transactions and (ii) execute and implement definitive documents; (e) timely file a formal objection to any motion, application, or pleading filed with the Bankruptcy Court seeking the entry of an order for relief that (i) is materially inconsistent with the RSA or any definitive document or (ii) would, or would be reasonably expected to, frustrate the purposes the RSA or any definitive document, including by preventing the consummation of the Restructuring Transactions; (f) timely file a formal objection or opposition to any motion, application or adversary proceeding or other action or proceeding asserting any claims settlement pursuant to the Plan or RSA; and (g) not take any other action or inaction in material contravention of the RSA or any definitive document, or to the material detriment of the Restructuring Transactions. In accordance with the RSA and subject to approval of the Plan by the Bankruptcy Court, the Company Parties also agreed, upon emergence, to assume or replace the following: (i) the employment agreement of the Company’s Chief Executive Officer, (ii) the Company’s severance plan and (iii) the Company’s cash bonus programs for 2023 (each as amended, modified, developed  or supplemented on terms described in the RSA). Also, in accordance with the RSA and subject to approval of the Plan by the Bankruptcy Court, the Company will also adopt an equity management incentive program to be allocated following emergence.

In accordance with the RSA, the Consenting Creditor Parties agreed, among other things, to: (a) support the Restructuring Transactions as contemplated by the RSA and the definitive documents governing the Restructuring Transactions; (b) not object to, delay, impede, or take any other action to interfere with the acceptance, consummation, or implementation of the Plan or the Restructuring Transactions; (c) vote to accept the Plan; and (d) except as permitted in the RSA, not transfer any ownership held by each Consenting Creditor.  In addition, the RSA contains commitments of the Creditors’ Committee to not investigate, assert, prosecute, or support certain challenges or claims settled pursuant to the Plan or RSA, and the commitment by the Consenting BrandCo Lenders to, not support any alternative restructurings that do not result in holders of General Unsecured Claims receiving consideration of a value that is economically equivalent to the consideration distributable to such holders under the Plan and to use their commercially reasonable best efforts to cause any such alternative restructuring supported by them to provide holders of General Unsecured Claims with such equivalent economic treatment.

The RSA further provides that the Consenting Creditor Parties shall have the right, but not the obligation, to terminate the RSA upon the occurrence of certain events, including the failure of the Company Parties to achieve the milestones set forth in the RSA. Although the Company intends to pursue the Restructuring in accordance with the terms in the RSA, there can be no assurance that the Company will be successful in completing a restructuring or any similar transaction on the terms set forth in the RSA, on different terms, or at all.  The RSA permits the Company  Parties to terminate the RSA if, among other things, the Consenting BrandCo Lenders have not, by January 17, either (i) entered into an agreement to backstop the equity rights offering contemplated by the RSA or (ii) entered into a commitment letter to provide alternative debtor-in-possession financing to fund a marketing and sale process pursuant to the Plan.

The foregoing summary of the RSA has been included to provide investors and security holders with information regarding the terms of such agreement and is qualified in its entirety by the terms and conditions of the RSA, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The representations, warranties and covenants contained in the RSA have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the agreements which may differ from what may be viewed as material by investors, and (iii) have been included in the agreements for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The RSA is subject to approval by the Bankruptcy Court.

DIP Plan Milestone Extension

In connection with the Chapter 11 Cases, Revlon, Products Corporation and certain of Revlon’s direct and indirect subsidiaries entered into (i) the Super-Priority Senior Secured Debtor-in-Possession Asset-Based Credit Agreement, dated June 30, 2022, by and among Products Corporation, as the Borrower, Revlon, as Holdings, the lenders party thereto and MidCap Funding IV Trust, as Administrative Agent and Collateral Agent (the “DIP ABL Credit Agreement”) and (ii) the Super-Priority Senior Secured Debtor-in-Possession Credit Agreement, dated as of June 17, 2022, by and among Products Corporation, as the Borrower, Revlon, as Holdings, the lenders party thereto and Jefferies Finance LLC, as Administrative Agent and Collateral Agent (the “DIP Term Loan Credit Agreement” and together with the DIP ABL Credit Agreement, the “DIP Credit Agreements”).

As previously disclosed, on November 13, 2022, the Debtors amended (i) Section 6.20(e) of the DIP ABL Credit Agreement and (ii) Section 6.17(e) of the DIP Term Loan Credit Agreement to extend the required milestone date (such milestone date, the “DIP RSA Milestone Date”) for the Debtors to enter into an Acceptable Restructuring Support Agreement (as defined in the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement) from November 15, 2022 to December 14, 2022. Also, as previously disclosed, on December 11, 2022, the Debtors further amended the DIP Credit Agreements to extend the DIP RSA Milestone Date from December 14, 2022 to December 16, 2022. On December 16, 2022, the Debtors further amended the DIP Credit Agreements to extend the DIP RSA Milestone Date from December 16, 2022 to December 19, 2022.

Also, as previously disclosed, on December 11, 2022, the Debtors amended (i) Section 6.20(f) of the DIP ABL Credit Agreement and (ii) Section 6.17(f) of the DIP Term Loan Credit Agreement to extend the required milestone date (such milestone date, the “ DIP Plan Milestone Date”) for the Debtors to file an Acceptable Plan of Reorganization and an Acceptable Disclosure Statement (each as defined in the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement) from December 14, 2022 to December 16, 2022. On December 15, 2022, the Debtors further amended the DIP Credit Agreements to extend the DIP Plan Milestone Date from December 16, 2022 to December 22, 2022.

Notwithstanding these extensions, the Debtors still remain on target to emerge from Chapter 11 bankruptcy by April 15, 2023.

Item 7.01.	Regulation FD Disclosure.

In connection with discussions regarding the RSA, the Company provided various materials to its lenders and other constituencies, including financial information regarding the Company’s business plan for the 2023-2026 fiscal years (the “Cleansing Materials”) furnished as Exhibit 99.1 hereto.

The disclosures included in this Current Report on Form 8-K under Item 7.01, including the exhibits, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the bankruptcy petitions, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the bankruptcy petitions, the effects of the bankruptcy petitions on the Company and on the interests of various constituents, Bankruptcy Court rulings on the bankruptcy petitions and the outcome of the bankruptcy petitions in general, the length of time the Company will operate under the bankruptcy petitions, risks associated with third-party motions in the bankruptcy petitions, the potential adverse effects of the bankruptcy petitions on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s Class A common stock as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Gross Sales, Gross Contribution, Direct Contribution, Recurring EBITDA, Adjusted Recurring EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures that are presented in the Cleansing Materials and are reconciled in the table(s) set forth in the Cleansing Materials to their respective most directly comparable GAAP measure.

Gross Sales is GAAP net sales before adjusting for expected product returns, trade discounts and certain other customer allowances. Gross Contribution is GAAP gross profit, less distribution costs. Management uses Gross Sales and Gross Contribution as performance measures.

Direct Contribution is GAAP operating income attributable to the respective brands, adjusted for: (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; gain (loss) on divested assets; and impairment charges and (2) indirect selling, general and administrative costs, which primarily include indirect departmental costs and amortization of intangibles. Management uses Direct Contribution as a performance measure to evaluate the operations of the Company’s brands.

For the total Company and brand information, Recurring EBITDA is GAAP operating income for the Company, adjusted for (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; gain (loss) on divested assets; and impairment charges and (2) depreciation and amortization expense and non-cash stock-based compensation expense.

Adjusted Recurring EBITDA is GAAP operating income, adjusted for (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; gain (loss) on divested assets; and impairment charges; (2) depreciation and amortization expense and non-cash stock-based compensation expense; and (3) foreign exchange rate impact on certain foreign costs of goods sold transactions and foreign exchange rate translation adjustments.

Unlevered Free Cash Flow is defined as GAAP operating income, adjusted for (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; gain (loss) on divested assets; and impairment charges; (2) depreciation and amortization expense and non-cash stock-based compensation expense; (3) foreign exchange rate impact on certain foreign costs of goods sold transactions and foreign exchange rate translation adjustments; (4) changes in net working capital; (5) less capital expenditures for property, plant and equipment and permanent displays; and (6) less cash taxes, pension, and other operating disbursements. Unlevered Free Cash Flow excludes certain expenditures such as mandatory debt service requirements.

Management uses Recurring EBITDA, Adjusted Recurring EBITDA, and Unlevered Free Cash Flow as performance measures.

Management believes that the non-GAAP measures are useful for investors for the same reasons as those set forth above. These non-GAAP financial measures should not be considered in isolation or as a substitute for their most directly comparable as reported measures prepared in accordance with GAAP and, along with the other information in the Cleansing Materials, should be read in conjunction with the Company’s financial statements and related footnotes contained in documents filed with the SEC. Other companies may define such non-GAAP financial measures differently.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Restructuring Support Agreement, dated December 19, 2022, by and among the Debtors and the Consenting Creditor Parties.

99.1	Business Plan Overview.

104	Exhibit 104 Cover page from this Current Report on Form 8‑K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2022

REVLON, INC.

	By:	/s/ Andrew Kidd
Name: Andrew Kidd
Title: Executive Vice President, General Counsel

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Andrew Kidd
Name: Andrew Kidd
Title: Executive Vice President, General Counsel